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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
eShare.com, Inc. (formerly
  eShare Technology, Inc.);


We have audited the balance sheets of eShare.com, Inc. (formerly eShare Technologies, Inc.) as of December 31, 1997 and 1998, and the related statements of operations, redeemable preferred stock and stockholders' deficit and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eShare.com, Inc. (formerly eShare Technologies, Inc.) as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years ended, in conformity with generally accepted accounting principles.


                                         KPMG LLP



Melville, New York
April 16, 1999, except for
  Note 12, which is as
  of June 15, 1999